UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

280 Park Avenue, 32nd Floor

New York, NY 10017

Shareholder Name

Street Address

City, State, Zip Code

KRANESHARES TRUST

April 13, 2026

URGENT: YOUR TIMELY RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in KraneShares ETFs requires your input. You recently received a Proxy Statement either via email or by mail, and our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, Broadridge Financial Solutions, Inc. has been engaged as our proxy solicitor. Please call them right away at their toll-free number, 1-888-331-7160, on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time.

It will take only a minute of your time to resolve this matter. We truly appreciate your investment.

Sincerely,

KraneShares Trust

KRANESHARES2026